                                                            EXHIBIT 10.2





                                            September 30, 1998

Mr. Jeffrey W. Lemajeur
Binks Sames Corporation
9201 Belmont Avenue
Franklin Park, Illinois 60131

Dear Jeff:

     Following up on our recent discussions, this will confirm our understanding and agreement relative to your employment with Binks Sames Corporation (the "Company"), under the following terms and conditions:

     1. NATURE OF EMPLOYMENT. You will remain employed by The Company to act in the capacities and with the titles of Vice President of Finance, Chief Financial Officer and Treasurer of the Company.

     2. TERM OF AGREEMENT. The initial term of this agreement will begin on the date of the closing of the transactions contemplated under that certain Agreement of Purchase and Sale of Assets and Stock, dated August 31, 1998, between the Company and Illinois Tool Works Inc. (the "ITW Transaction"), and will, subject to prior termination in accordance with paragraph 5 below, continue through and including March 31, 1999. Commencing December 31,1998, if on or before the date that is 90 days prior to the last day of the term of this agreement, the Company has not delivered to you a written notice that the term of this agreement will not be extended, the term of this agreement will be automatically extended each day thereafter by one day, until a date which is 90 days after the Company delivers such a notice to you. Upon termination of your employment, the Company will pay to you all salary, benefits and other compensation described below accrued through the effective date of termination, in addition to the items described in paragraph 5 below.

     3.   COMPENSATION.

          (a) As compensation for your services hereunder, the Company will pay you a base salary of $10,833 per month during the term of this agreement, payable in accordance with the standard payroll practices of the Company in effect from time to time. The amount of your base salary may be increased from time to time by the Company in accordance with its policies and practices applicable to your peer executives.

Mr. Jeffrey W. Lemajeur
Binks Sames Corporation
September 30, 1998
Page 2


          (b) In addition to the foregoing base salary, the Company will pay you certain stay bonuses at such times and in the amounts set forth in the Payment Schedule attached hereto as EXHIBIT A.

4. BENEFIT PROGRAMS. Throughout the period of your employment hereunder, in addition to the compensation and other benefits specified above, you will continue to be eligible to participate in any employee benefit plan, pension plan, incentive plan, group life, health or accident insurance, or other such plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of all of its employees or your peer executives, except stock option plans. With respect to any partial year of employment hereunder, your benefits will be appropriately prorated to the extent permitted under each subject plan or policy. Notwithstanding the foregoing, you will be eligible to participate in the Company's current group health plan through June 30, 1999 at the current employee contribution rates, or, if later, until the end of the third calendar month that commences after your termination of employment at the employee contribution rates in effect on the date of your termination of employment. Such group health plan coverage will continue for a period of six months following the end of the third calendar month that commences following your termination of employment, unless you obtain group coverage from a new employer, and the COBRA continuation period will begin no earlier than the tenth month following the month in which you have a termination of employment.

     5.   TERMINATION OF EMPLOYMENT.

          (a) Anything contained in paragraph 2 above to the contrary notwithstanding, the Company will at all times have the right to terminate your employment for good cause, effective upon written notice to you. For purposes of this paragraph 5(a), good cause for termination shall be deemed to exist in the event (i) of your willful failure to perform your duties,
(ii) your conviction of a criminal violation excluding traffic offenses and misdemeanors not involving dishonesty, fraud or breach of trust, or (iii) your willful engagement in gross misconduct in the performance of your duties that materially injures the Company. In the event the Company terminates your employment pursuant to this paragraph 5(a), the Company will be obligated to make payment to you of the base salary and stay bonus described in paragraph 3 above, and the benefits described in paragraph 4 above through the effective date of termination, as well as provide the benefits required by applicable law.

          (b) Anything contained in paragraph 2 above to the contrary notwithstanding, you will at all times have the right to terminate your employment for good reason, effective upon written notice to the Company. For purposes of this paragraph 5(b), good reason for termination shall be deemed to exist if, without your written consent (i) you are assigned to new duties involving a

Mr. Jeffrey W. Lemajeur
Binks Sames Corporation
September 30, 1998
Page 3

material amount of your time that are not of an executive or supervisory nature or do not involve the level of responsibility generally comparable to responsibilities of your duties prior to the Closing Date, (ii) your duties and responsibilities are substantially reduced from those of your present position, excluding reductions that are a normal consequence of the Company ceasing to be publicly owned, (iii) there occurs any material reduction in your aggregate compensation, incentive and benefit package in effect on the Closing Date, excluding (in the case of an incentive or benefit package whose benefits are proportionate to the performance of you or the Company) reductions in benefits resulting from diminished performance of the Company or you; or (iv) you are an officer of the Company as of the Closing Date and thereafter the Company shall require you to perform services outside of a fifty-mile radius of the Company's offices at which your are currently based except for travel on the Company's business that the Company reasonably requires. In the event you terminate your employment pursuant to this paragraph 5(b), or the Company terminates your employment other than for cause, the Company will be obligated to make immediate payment to you of the base salary and stay bonus described in paragraph 3 above through the remaining term of the Agreement in a single lump sum, and the benefits described in paragraph 4 above, as well as provide the benefits required by applicable law.

          (c) Anything contained in paragraph 2 above to the contrary notwithstanding, you will have the right at all times to terminate your employment, by resignation at any time, effective upon fourteen (14) days' written notice to the Company. In the event you terminate your employment pursuant to this paragraph 5(c), the Company will be obligated to make payment to you of the second and fourth stay bonuses described on Exhibit A (if not earlier paid), the base salary and remaining stay bonuses described in paragraph 3(a) above and the benefits described in paragraph 4 above through the effective date of termination, as well as provide the benefits required by applicable law.

          (d) In the event your employment is terminated on account of your death or disability, the Company will be obligated to make payment to you (or your beneficiary) of the second and fourth stay bonuses described in Exhibit A (if not earlier paid), the base salary described in paragraph 3 above through the effective date of termination, the remaining stay bonuses described in paragraph 3 above through the remaining term of this agreement (or until all stay bonuses have been paid), and the benefits described in paragraph 4 above through the effective date of termination, as well as provide the benefits required by applicable law.

          (e) Should you terminate your employment with the Company prior to March 31, 1999, pursuant to paragraph 5(c) above, you agree to provide consulting services to the Company on mutually agreeable terms.

Mr. Jeffrey W. Lemajeur
Binks Sames Corporation
September 30, 1998
Page 4

     6. AMENDMENT TO EMPLOYMENT SECURITY AGREEMENT. That certain Employment Security Agreement (the "Employment Security Agreement"), dated July 2, 1996, between you and the Company will be amended, effective as of the date hereof, in accordance with the Amendment to Employment Security Agreement attached hereto as EXHIBIT B. Upon the occurrence of a Corporate Transaction as defined in the Employment Security Agreement (other than the ITW Transaction) the Company will be obligated to make immediate payment to you of all stay bonuses described in Exhibit A which were not paid prior to the occurrence of the Corporate Transaction.

     7. NON-ASSIGNABILITY. You will not transfer or assign this agreement or any of your rights or obligations hereunder and any such purported or attempted assignment or transfer shall be void.

     8. NOTICES. Any and all notices, requests, demands or other communications under this agreement shall be in writing and shall be deemed to have been given when delivered personally, when sent by telecopier to the designated fax number of the party being notified, or when mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter have designated by written notice; PROVIDED, HOWEVER, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

     9. WAIVERS AND AMENDMENTS. None of the terms or conditions of this agreement may be waived, amended or modified except by means of a written instrument signed by the party to be charged therewith.

     10. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and shall inure to the benefit of us and our respective heirs, executors, administrators, representatives, successors and permitted assigns.

     If the foregoing accurately reflects our entire agreement and understanding as to the subject matter hereof, kindly acknowledge same by countersigning and returning to the Company a duplicate copy of this letter.



                                  Very truly yours,

                                  BINKS SAMES CORPORATION

                                  By: /s/ Wayne F. Edwards
                                      --------------------
                                      Wayne F. Edwards
                                      Its: Chairman and Chief Executive Officer

Acknowledged, Accepted
and Agreed to:
/s/ Jeffrey W. Lemajeur
-----------------------
Name:  Jeffrey W. Lemajeur

                                      EXHIBIT A


                                                     PAYMENT SCHEDULE

                 SEPTEMBER        OCTOBER       NOVEMBER       DECEMBER        JANUARY       FEBRUARY       MARCH
     ITEM          1998            1998           1998           1998           1999           1999          1999        TOTAL
     ----        ---------        -------       --------       --------        -------       --------       ------       -----
SALARY            10,833           10,833        10,833         10,833          10,833        10,833        10,833      75,831

1ST STAY          65,000                                                                                                65,000
BONUS

2ND STAY                           65,000                                                                               65,000
BONUS

3RD STAY                            5,417         5,417          5,417           5,417         5,417         5,417      32,502
BONUS

4TH STAY                                                                                                    32,502      32,502
BONUS
               ---------------------------------------------------------------------------------------------------     -------
                  75,833           81,250        16,250         16,250          16,250        16,250        48,750     270,833
------------------------------------------------------------------------------------------------------------------     -------
------------------------------------------------------------------------------------------------------------------     -------


OTHER TERMS AND CONDITIONS

     (1) ALL PAYMENTS DESCRIBED ON THE ABOVE PAYMENT SCHEDULE WILL BE PAID IN THE MONTH INDICATED EXCEPT AS DESCRIBED IN TERMS (3), (4) AND (5) BELOW.

     (2) PAYMENT OF THE 4TH STAY BONUS AND ANY DISCRETIONARY BONUS WILL BE OFFSET AGAINST PAYMENT UNDER THE EMPLOYMENT SECURITY AGREEMENT DATED 07/02/96, AS AMENDED.

     (3) PAYMENT OF THE 4TH STAY BONUS WILL BE MADE ON THE EARLIER OF A) 03/31/99 OR B) JEFFERY W. LEMAJEUR'S LAST DAY OF EMPLOYMENT WITH THE COMPANY.

     (4) PAYMENT OF THE 2ND STAY BONUS WILL BE MADE WITHIN 30 DAYS AFTER THE CLOSING DATE OF THE SALE TRANSACTIONS CONTEMPLATED UNDER THE PURCHASE AGREEMENT BETWEEN THE COMPANY AND ITW, BUT IN NO EVENT LATER THAN 12/31/98.

     (5) THE 3RD STAY BONUS WILL BEGIN BEING EARNED THE DAY AFTER THE CLOSING DATE OF THE SALE TRANSACTIONS CONTEMPLATED UNDER THE PURCHASE AGREEMENT BETWEEN THE COMPANY AND ITW AND WILL BE PAID RATABLY EACH PAY PERIOD THEREAFTER IN THE MONTHLY AMOUNTS SHOWN ABOVE.

                                      AMENDMENT

     This Amendment to Employment Security Agreement (this "Amendment") dated as of September 30, 1998 is by and between BINKS SAMES CORPORATION (the "Company") and Jeffrey W. Lemajeur (the "Employee").

     WHEREAS, the Company and the Employee entered into that certain Employment Security Agreement dated July 2, 1996 (the "Employment Security Agreement") providing for certain payments and benefits to the Employee by the Company in the event of a Change of Control (as defined in the Employment Security Agreement); and

     WHEREAS, the Company and the Employee desire to amend the Employment Security Agreement as more specifically set forth hereinafter;

     NOW, THEREFORE, in consideration of the agreement hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 3 of the Employment Security Agreement is hereby amended by adding the following:

         (d) All amounts and benefits provided in Sections 3(a) and 3(b) hereof will be paid or provided automatically by the Company in the event of a "Corporate Transaction" as defined below. In such event, references to your termination of employment in Section 3(a) and 3(b) hereof shall be deemed to refer to such Corporate Transaction, and the amount payable pursuant to Section 3(a) shall be paid upon the occurrence of the Corporate Transaction. For purposes hereof, "Corporate Transaction" means (i) a change of control occurring after September 1, 1998, (ii) individuals who, as of August 1, 1998, constituted the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that an individual whose election or nomination for election by the Company's stockholders was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be deemed to be a member of the Incumbent Board, or (iii) approval by the stockholders of the Company (or the occurrence without the approval of the stockholders of the Company) of any one or more of the following (X) a merger, reorganization or consolidation of or by the Company, (Y) a liquidation or dissolution of the Company or (Z) the sale or other disposition of 50% or more of the assets of Binks Sames France SA in one transaction or a series of related transactions.

     2.  This Amendment shall be effective as of the day hereof.

     3. Except as expressly amended hereby, the Employment Security Agreement shall continue in full force and effect.


BINKS SAMES CORPORATION

By:  ___________________________                 _________________________
     Wayne F. Edwards                            Jeffrey W. Lemajeur
     Its Chairman and Chief Executive Officer